                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                                AMENDMENT NO. 4
                                      TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 26, 2001 (this "Amendment"), by and among WORKFLOW MANAGEMENT, INC.
                     ---------
("Workflow"), DATA BUSINESS FORMS LIMITED ("DBF" and, together with Workflow,
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the "Borrowers"), FLEET NATIONAL BANK ("FNB"), the other lending institutions
     ---------                          ---
party thereto (together with FNB, the "Lenders") and FNB as administrative agent
                                       -------
for the Lenders (the "Agent"), amends certain provisions of the Amended and
                      -----
Restated Credit Agreement, dated as of March 10, 2000, among the Borrowers, the Lenders, the Agent and the other parties thereto, as amended by Amendment No. 1, dated as of April 27, 2000, Amendment No. 2, dated as of September 29, 2000 and Amendment No. 3, dated as of December 6, 2000 (as may be further amended, restated, modified or supplemented and in effect from time to time, the "Credit
                                                                         ------
Agreement"). Capitalized terms used herein without definition shall have the
---------
meanings assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrowers have requested that 1) the Collateral Agent release its first priority mortgage lien on five parcels of Mortgaged Property in connection with a contemplated sale lease-back transaction between the Borrowers and Palm Beach Capital Partners, LLC (the "Sale-Leaseback"), 2) requested that
                                           --------------
the Total Revolving Commitment be permanently reduced by $10,000,000 effective April 30, 2002 (the "2002 Reduction"), 3) requested permission to adjust
                     --------------
Consolidated EBITDA by the amount of certain non-recurring, restructuring-related charges incurred during the fiscal year ended April 30, 2001 (the "Adjustment") and 4) a Canadian swingline facility be added to the existing
 ----------
Credit Agreement (the "Canadian Swingline");
                       ------------------

     WHEREAS, the Agent and the Lenders have agreed, subject to the terms and conditions contained herein, to consent to the addition of a Canadian Swingline, to the Sale-Leaseback, the 2002 Reduction and the Adjustment; and the Borrowers, the Agent and the Lenders agree to amend certain provisions of the Credit Agreement as provided more fully herein below; and

     NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (S)1.  Consents and Waivers.
            --------------------

     Section 8.02(e) of the Credit Agreement permits Workflow and its Subsidiaries to sell or otherwise dispose of assets (including pursuant to a sale-leaseback transaction) for cash, provided that the aggregate cash proceeds from all such sales shall not exceed $10,000,000 in any two consecutive fiscal year period of Workflow. The Borrowers have informed the Agent that, upon consummation of the Sale-Leaseback, Workflow and/or its Subsidiaries would receive approximately $9,100,000 in cash proceeds. Such amount, when added to the aggregate amount
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                                       2


of cash proceeds received by Workflow and its Subsidiaries during the fiscal year ended April 30, 2000, would exceed the limitation set forth in Section 8.02(e).

     Subject to the satisfaction of the terms and conditions set forth herein and otherwise to the terms and conditions of the Credit Agreement as amended hereby, the Agent and the Lenders party hereto hereby consent to the Sale-Leaseback. Nothing contained in this paragraph shall be construed as a waiver of the provisions of Section 3.03 of the Credit Agreement as amended hereby, and the Net Cash Proceeds received in connection with the Sale-Leaseback shall be applied to prepay the outstanding Revolving Loans and permanently reduce the Total Revolving Commitment in accordance with the provisions of such Section
3.03 as amended hereby.

     (S)2.  Amendments to the Credit Agreement.  Subject to the satisfaction of
            ----------------------------------
the conditions set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:

     A.     Regarding the Sale-Leaseback
     -----------------------------------

     (i) Section 3.03(b) is hereby amended by (A) inserting, in clause (i)(x) of such Section, the parenthetical "(excluding the Palm Beach Sale-Leaseback)" immediately following the first occurrence of the words "Asset Sale" in such clause and (B) inserting, in clause (i)(y) of such Section, the parenthetical "(excluding the Palm Beach Sale-Leaseback)" immediately following the first occurrence of the words "Asset Sale" in such clause.

     (ii)   Section 3.03 is amended by inserting the following new clause (g):

            "(g) (i) On the date of receipt by Workflow and/or any of its Subsidiaries (other than a Canadian Credit Party) of Cash Proceeds from the Palm Beach Sale-Leaseback, the Dollar Revolving Loans shall be prepaid on such date by an amount equal to the Net Cash Proceeds from the Palm Beach Sale-Leaseback, such prepayment to be applied pro rata in accordance with each Lender's Dollar Percentage, and (ii) on the date of receipt by any Canadian Credit Party and/or any of its Subsidiaries of Cash Proceeds from the Palm Beach Sale Leaseback, the Canadian Revolving Loans shall be prepaid on such date by an amount equal to the Net Cash Proceeds from the Palm Beach Sale-Leaseback, such prepayment to be applied pro rata in accordance with each Lender's Canadian Percentage and (iii) on the date of receipt by Workflow and/or any of its Subsidiaries of Cash Proceeds from the Palm Beach Sale-Leaseback, the Total Revolving Commitment shall be permanently reduced on such date by an amount equal to $10,000,000, of which $6,300,000 shall reduce the Total Dollar Revolving Sub-Commitment and $3,700,000 shall reduce the Total Canadian Sub-Commitment. The reductions to the Total Dollar Revolving Sub-Commitment and the Total Canadian Sub-Commitment referred to in clause (iii) shall reduce each Lenders' respective Dollar Revolving Sub-Commitment and Canadian Sub-Commitment based on the Dollar Percentages and Canadian Percentages of each Lender, as applicable."

     (iii) Section 8.02(e) of the Credit Agreement is hereby amended by A) deleting the figure "$10,000,000" and replacing it with the figure "$15,000,000" and B) inserting the following parenthetical immediately before the semicolon at the end of such Section, "(excluding any cash proceeds received pursuant to a sale of assets permitted under 8.02(k))".
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                                       3

     (iv) Section 10 of the Credit Agreement is hereby further amended by inserting the following new definition in its appropriate place in the alphabetical order:

            "Fourth Amendment Effective Date" shall mean July 27, 2001."

            "Released Collateral" shall mean each of the following parcels of Real Property: 1) 290 Guthrie Avenue, Dorval, Quebec, Lot 875-230 of the Parish of Lachine, Registration Division of Montreal, owned by DBF; 2) 855 Boulevard Industrial, Granby, Quebec, Lot 558-63 of the Township of Granby, Registration Division of Shefford, owned by DBF; 3) Huxley Envelope Building, Industrial Park Boulevard, Mt. Pocono, Pennsylvania, Monroe County, owned by Pocono Envelope Corp.; 4) 3701 East Virginia Beach Boulevard, Norfolk, Virginia, City of Norfolk, owned by SFI of Delaware; and 5) 171 Heller Place, Bellmawr, New Jersey, owned by Pathway Real Estate, L.C."

            "Palm Beach Sale-Leaseback" shall mean the sale-leaseback transactions with respect to the Released Collateral entered into between certain of the Credit Parties and Palm Beach Capital Partners, LLC on or about July 27, 2001."

     B.     Regarding the 2002 Reduction
     -----------------------------------

     (i) Section 3.03 of the Credit Agreement is hereby further amended by inserting the following new clause (f) (and relettering the existing clause (f) as clause (g)):

           "(f)   The Total Revolving Commitment shall be permanently reduced on
     April 30, 2002, by ten million Dollars ($10,000,000), of which $8,700,000 shall reduce the Total Dollar Revolving Sub-Commitment and the Canadian Dollar Equivalent of $1,300,000 shall reduce the Total Canadian Sub-Commitment."

     C.     Regarding the Adjustment
     -------------------------------

     Section 10 of the Credit Agreement is hereby amended by inserting, immediately before the period at the end of the definition of "Consolidated EBITDA", the following new proviso:

         "; provided further that, for the limited purpose of calculating the
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     Leverage Ratio and the Consolidated Interest Coverage Ratio, and to the
     extent not otherwise considered an extraordinary loss of the type referred to in clause (iii) of the definition of Consolidated EBIT, Consolidated EBITDA shall be adjusted by adding thereto non-recurring charges of Workflow and its Subsidiaries taken or to be taken during the fiscal year ended April 30, 2001 and thereafter in connection with their general corporate restructuring, such adjustments not to exceed in the aggregate $10,000,000."

     D.     Regarding Senior Leverage Ratio
     --------------------------------------

     (i) Section 8.09(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(b) The Borrowers will not permit the Senior Leverage Ratio of Workflow as at April 30, 2002 and any time thereafter to be greater than 3.50:1.00."
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                                       4

     E.     Regarding the Canadian Swingline
     ---------------------------------------

     (i) Section 1.01(a)(v) of the Credit Agreement is hereby amended by inserting the following new proviso immediately before the semicolon at the end of such Section:

     "provided however that subject to the limitations set forth in this Section
      --------
     1.01(c) or (e), as the case may be, 1) the aggregate outstanding Swingline Loans plus all outstanding Dollar Revolving Loans made by Fleet may exceed its Dollar Revolving Sub-Commitment then in effect and 2) the aggregate outstanding Canadian Swingline Loans plus all outstanding Canadian Revolving Loans made by the Canadian Co-Agent may exceed its Canadian Sub-Commitment as then in effect.

     (ii) Section 1.01(a)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(vii) shall not, in the case of Canadian Revolving Loans, exceed for all Canadian Lenders at the time of the making of any such Canadian Revolving Loans, and after giving effect thereto, that aggregate principal amount or Face Amount, as the case may be, of such Canadian Revolving Loans (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof) which, when added to the sum of
     (I) the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all other Canadian Revolving Loans then outstanding and (II) the Dollar Equivalent of the aggregate principal amount of all Canadian Swingline Loans then outstanding, equals the lesser of (i) Total Canadian Sub-Commitment at such time and (ii) the Canadian EBITDA Sublimit at such time;"

     (iii)  Section 1.01 is hereby amended by inserting the following new clause
(e) immediately following existing clause (d):

            "(e) (A) Subject to an upon the terms and conditions set forth herein, the Canadian Co-Agent in its individual capacity agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to DBF (each a "Canadian Swingline Loan" and, collectively, the "Canadian Swingline Loans"), which Canadian Swingline Loans:

                    (i) shall be made and maintained in Canadian Dollars and as Canadian Prime Rate Loans;

                    (ii) may be repaid and reborrowed in accordance with the provisions hereof;

                    (iii) shall not be made (or required to be made) on any date if (A) after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment at such time, (B) after giving effect thereto, the Canadian Co-Agent's Revolving Credit Exposure exceeds the Canadian Co-Agent's Revolving Commitment, (C) after giving effect thereto, the principal amount of all Canadian Swingline Loans outstanding exceeds the Maximum Canadian Swingline Amount, or (D) after giving effect thereto, the aggregate principal amount or Face Amount, as the case may be, of all Canadian
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                                       5

          Loans then outstanding exceeds the Total Canadian Sub-Commitment as then in effect; and

               (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Canadian Swingline Amount.

               (B) The Canadian Co-Agent shall not be obligated to make any Canadian Swingline Loans at a time when a Lender Default exists unless the Canadian Co-Agent has entered into arrangements satisfactory to it and DBF to eliminate the Canadian Co-Agent's risk with respect to the Defaulting Canadian Lender's or Canadian Lenders' participation in such Canadian Swingline Loans, including by cash collateralizing each such Defaulting Canadian Lender's Canadian Percentage of the outstanding Canadian Swingline Loans. The Canadian Co-Agent will not make a Canadian Swingline Loan after it has received written notice from DBF, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists until such time as (x) the Canadian Co-Agent shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) the waiver of such Default or Event of Default from the Required Lenders or (y) the cure of such Default or Event of Default.

               (C) On any Business Day, the Canadian Co-Agent may, in its sole discretion, give notice to the Canadian Lenders that its outstanding Canadian Swingline Loans shall be funded with a Borrowing of Canadian Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing or Borrowings of Canadian Revolving Loans, as the case may be, constituting Canadian Prime Rate Loans (each such Borrowing or Borrowings, collectively, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Canadian Lenders pro rata based on each Canadian Lender's Canadian Percentage, and the proceeds thereof shall be applied directly to repay the Canadian Co-Agent for such outstanding Canadian Swingline Loans. Each Canadian Lender hereby irrevocably agrees to make Canadian Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Canadian Co-Agent notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
     (ii) whether any conditions specified in Section 5 are then satisfied,
     (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of, or termination of, the Total Revolving Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the equivalent of the Bankruptcy Code in effect in Canada in respect of DBF), each Canadian Lender (other than the Canadian Co-Agent) hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from DBF on or after such date and prior to such purchase) from the Canadian Co-Agent such participations in the outstanding Canadian Swingline Loans as shall be necessary to cause such Canadian Lenders to share in such Canadian Swingline Loans ratably based
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                                       6

     upon their respective Canadian Percentages, provided that (x) all interest
                                                 --------
     payable on the Canadian Swingline Loans shall be for the account of the Canadian Co-Agent until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Canadian Lender shall be required to pay the Canadian Co-Agent interest on the principal amount of the participation purchased for each day from and including the day upon which the respective participation would otherwise have occurred to but excluding the date of payment for such participation at the prevailing interbank rate for late payments for the first day and at the rate otherwise applicable to Canadian Revolving Loans maintained as Canadian Prime Rate Loans hereunder for each day thereafter.

     (v) Section 1.03(b)(ii) of the Credit Agreement is hereby amended by inserting a comma after the words "Mandatory Borrowings" as first used in such Section, followed by the phrase "of the type referred to in Section 1.01(c)(C)," immediately after such comma.

     (v) Section 1.03(d) of the Credit Agreement is amended by deleting the first parenthetical in such Section in its entirety and replacing it with the following new parenthetical: "(in the case of a Borrowing of Canadian Revolving Loans or Canadian Swingline Loans)".

     (vi) Section 1.03 of the Credit Agreement is further amended by inserting the following new clause (e):

            "(e)    (i)  Whenever DBF desires to incur Canadian Swingline Loans hereunder, DBF shall give the Canadian Co-Agent no later than 10:00 a.m. (Toronto time) on the day such Canadian Swingline Loan is to be incurred, written notice (or telephonic notice promptly confirmed in writing) of such Canadian Swingline Loan. Each such notice shall be irrevocable and shall specify in each case (x) the date of such incurrence (which shall be a Business Day) and (y) the aggregate principal amount of the Canadian Swingline Loan requested to be made.

            (ii) Mandatory Borrowings, of the type referred to in Section 1.01(e)(C), shall be made upon the notice specified in Section 1.01(e)(C), with DBF irrevocably agreeing, by its incurrence of any Canadian Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(e)(C)."

     (vii) The first paragraph of Section 1.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(a)    No later than 1:00 P.M. (New York time) on the date
     specified in each Notice of Borrowing (or (v) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified in the notice delivered pursuant to Section 1.03(b), (w) in the case of Mandatory Borrowings referred to in Section 1.01(c)(C), no later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)(C), (x) in the case of Canadian Swingline Loans, no later than 2:00 P.M. (Toronto time) on the date specified in the notice delivered pursuant to Section 1.03(c), (y) in the case of Mandatory Borrowings referred to in Section 1.01(e)(C), no later than 12:00 Noon (Toronto time) on the date specified in Section 1.01(e)(C), or (z) in the case of
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                                       7

     Competitive Bid Loans, no later than 1:00 P.M. (New York time) on the date specified pursuant to Section 1.04(a)), each Revolver Lender (or, in the case of a Borrowing of Canadian Revolving Loans, each Canadian Lender) will make available its pro rata share of each Borrowing requested to be made on such date (or (x) in the case of Swingline Loans, Fleet shall make available the full amount thereof, (y) in the case of Canadian Swingline Loans, the Canadian Co-Agent shall make available the full amount thereof, and (y) in the case of Competitive Bid Loans, the respective Bidder Lenders which are to make such Competitive Bid Loans in accordance with Section 1.04(e) shall make available their respective amounts thereof) in the manner provided below:"

     (viii) The first sentence of Section 1.05(a)(ii) of the Credit Agreement is hereby amended by inserting a comma immediately after the words "Payment Office and" followed by the phrase "except for Canadian Revolving Loans made pursuant to a Mandatory Borrowing,".

     (ix) The first sentence of Section 1.06(a) of the Credit Agreement is hereby amended by deleting the word "and" which appears immediately before romanette (v) in such Section and replacing it with a comma and inserting the following new romanette (vi) immediately before the period at the end of such sentence:

            " and (iv) if Canadian Swingline Loans, by a promissory note duly executed and delivered by DBF substantially in the form of Exhibit C-6, with blanks appropriately completed in conformity herewith (the "Canadian Swingline Note")."

     (x) Section 1.06(a) of the Credit Agreement is further amended by amending and restating clause (y) in the last sentence of such Section as follows:

            "(y)    each Borrower agrees to execute and deliver a Dollar
     Revolving Note, a Canadian Revolving Note, the Swingline Note, the Canadian Swingline Note, a Dollar Term Note and a Canadian Term Note, as the case may be, evidencing the Dollar Revolving Loans, the Canadian Revolving Loans, the Swingline Loans, the Canadian Swingline Loans, the Dollar Term Loan or the Canadian Term Loan, respectively, of such Lender to such Borrower."

     (xi) Section 1.06 is further amended by inserting the following new clause (f) in the appropriate alphabetical order (and relettering the existing clause (f) as clause (g)):

            "(e)    The Canadian Swingline Note issued to the Canadian Co-Agent shall (i) be executed by DBF, (ii) be payable to the order of the Canadian Co-Agent and be dated the Fourth Amendment Effective Date, (iii) be in a stated principal amount (expressed in Canadian Dollars) which exceeds by 25% (as of the date of issuance of such Canadian Swingline Note) the Maximum Canadian Swingline Amount; provided that if, because of
                                        --------
     fluctuations in exchange rates after the Fourth Amendment Effective Date, the amount of the Canadian Swingline Note of DBF held by the Canadian Co-Agent would not be at least as great as the outstanding principal amount of Canadian Swingline Loans
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                                       8

     made by the Canadian Co-Agent to DBF and evidenced thereby, the Canadian Co-Agent may request (and in such case DBF shall promptly executed and deliver) a new Canadian Swingline Note in an amount equal to the greater of
     (x) that amount (expressed in Canadian Dollars) which at that time exceeds by 25% the Maximum Canadian Swingline Amount or y) the then outstanding principal amount of all Canadian Swingline Loans made by the Canadian Co-Agent to DBF, (iv) be payable in Canadian Dollars in the outstanding principal amount of the Canadian Swingline Loans evidenced thereby, (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in
     Section 1.09(c) in respect of the Canadian Prime Rate Loans evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory prepayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents."

     (xii) Section 1.08 of the Credit Agreement is hereby amended by inserting, in the first sentence of such Section following the reference to Section 1.01(c)(C), the words "and Section 1.01(e)(C)".

     (xiii) Section 1.09(f) of the Credit Agreement is hereby amended by inserting the words ", Canadian Swingline Loans" immediately following each repetition of the words "Canadian Revolving Loans" throughout such Section.

     (xiv) Section 1.11(a)(iv) of the Credit Agreement is hereby amended by inserting the words " or Canadian Swingline Loans" immediately following the words "Canadian Revolving Loans".

     (xv) Clause (z) contained in the last sentence of Section 1.11(a) is hereby amended by inserting the words "and Canadian Swingline Loans" immediately following each repetition of the words "Canadian Revolving Loans" in such clause
(z).

     (xvi) Section 1.14(a) is hereby amended by deleting the proviso following clause (iii) in such Section and replacing it with the following new proviso:

            "provided that (A) at the time of any replacement pursuant to this
             --------
     Section 1.14, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with the assignment fee payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Commitment (including any Canadian Sub-Commitment), Dollar Term Loan Commitment and all outstanding Loans of, and in each case participations in Swingline Loans, Canadian Swingline Loans and Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay (w) to the Replaced Lender in respect thereof an amount (in the respective currencies in which such Obligations are denominated) equal to the sum of (I) an amount equal to the principal of (including, without limitation, the Face Amount of Bankers' Acceptance Loans), and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed
     to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (x) to the Letter of Credit Issuer an amount equal to such Replaced Lender's Dollar Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender, (y) to Fleet an amount equal to such Replaced Lender's Dollar Percentage of any Mandatory Borrowing referred to in Section 1.01(c)(C) to the extent such amount was not theretofore funded by such Replaced Lender and (z) to the Canadian Co-Agent an amount equal to such Replaced Lender's Canadian Percentage of
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                                       9

     any Mandatory Borrowing referred to in Section 1.01(e)(C) to the extent such amount was not theretofore funded by such Replaced Lender and (B) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement."

     (xvii) Section 1.16(a)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "(v) at no time shall DBF be permitted to request an extension of credit in the form of Canadian Revolving Loans or Canadian Swingline Loans if, after giving effect thereto, the aggregate principal (and Face Amount, as applicable) of outstanding Canadian Revolving Loans and Canadian Swingline Loans (for this purpose, using the Dollar Equivalent of the principal and/or Face Amount, as appropriate, of Canadian Revolving Loans and Canadian Swingline Loans) would at any time exceed the Total Canadian Sub-Commitment as then in effect; and"

     (xviii) Section 1.16(b) of the Credit Agreement is hereby amended by inserting the words "or Canadian Swingline Loans" immediately following the words "Canadian Revolving Loans" which appear in the second parenthetical contained in romanette (i) of the proviso of such Section.

     (xix) Section 1.17(a) of the Credit Agreement is hereby amended by deleting the first and second sentences thereof and replacing it with the following new sentences:

     "Unless terminated earlier pursuant to the provisions of this Agreement, DBF may request Canadian Revolving Loans and Canadian Swingline Loans during the Canadian Revolver Period after the Canadian Effective Date. On the Canadian Term Out Date, no Lender shall have any further commitment to make Canadian Revolving Loans or Canadian Swingline Loans to DBF; the outstanding Canadian Swingline Loans shall be funded with a Mandatory Borrowing of Canadian Revolving Loans in accordance with the provisions of
     Section 1.01(e)(C) and the outstanding aggregate principal amount of all Canadian Revolving Loans shall convert into the Canadian Term Loan in accordance with this Section 1.17."

     (xx) Section 1.17(b) of the Credit Agreement is hereby amended by inserting the words "and the Canadian Swingline Loans" immediately following each repetition of the words "Canadian Revolving Loans" in such Section.

     (xxi) Section 4.01(i) of the Credit Agreement is hereby amended by (A) deleting the word "or" which appears in the following clause contained in such Section, "whether Dollar Revolving Loans, Canadian Loans, Term Loans or Swingline Loans" and replacing it with a comma and (B) inserting the words "or Canadian Swingline Loans" immediately after the words "Swingline Loans" appearing in such clause and (C) inserting the words "and Canadian Swingline Loans" immediately after the words "except in the case of Swingline Loans".

     (xxii) Section 4.02(a)(i) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following new sentence:

     "If on any day the Aggregate Revolving Credit Exposure exceeds the Total Revolving Commitment as then in effect, Workflow shall prepay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been prepaid in full or if no Swingline Loans are outstanding, then DBF shall prepay on such day the principal of outstanding Canadian Swingline Loans and, after all Canadian Swingline Loans have been prepaid in full or if no Canadian Swingline Loans are outstanding, then the Borrowers shall prepay on such day the principal of outstanding Revolving Loans and Canadian Term Loans (other than Bankers' Acceptance Loans where the underlying Bankers Acceptances have not yet matured) (allocated between Dollar Revolving Loans, on the one hand, and Canadian Revolving Loans or Canadian Term Loans, on the other, as the Borrowers may elect) in an amount (for this purpose, using the Dollar Equivalent of payments in Canadian Dollars made with respect to Canadian Loans) equal to such excess."

     (xxiii) Section 4.02(a)(i) of the Credit Agreement is further amended by inserting, in the second sentence thereof, the words "Canadian Swingline Loans," immediately after the phrase "outstanding Swingline Loans,".

     (xiv) Section 4.02(a)(ii) of the Credit Agreement is amended by deleting the first sentence thereof and replacing it with the following new sentence:

     "If on any day the Dollar Equivalent of the aggregate outstanding principal amount (or Face Amount, as the case may be) of Canadian Loans made to DBF exceeds the lesser of the Total Canadian Sub-Commitment and the Canadian EBITDA Sublimit as then in effect, DBF agrees to prepay on such day the principal of outstanding Canadian Swingline Loans and, after all Canadian Swingline Loans have been prepaid in full or if no Canadian Swingline Loans are outstanding, then DBF shall prepay on such day the principal of outstanding Canadian Loans (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not yet matured) in an amount equal to such excess over the lesser of the Total Canadian Sub-Commitment and the Canadian EBITDA Sublimit."

     (xxv) Section 4.02(a)(ii) of the Credit Agreement is further amended by inserting, in the second sentence thereof, the words "Canadian Swingline Loans and" immediately after the words "after giving effect to the prepayment in full of all such outstanding".

     (xxvi) Section 4.02(d) of the Credit Agreement is hereby amended by inserting, in romanette (i) of such Section, the words "and Canadian Swingline Loans" immediately following the words "Swingline Loans".

     (xxvii) Section 5.17 of the Credit Agreement is hereby amended by inserting the following new sentence immediately before the last sentence of such Section:

     "The Canadian Co-Agent shall have received the notice satisfying the requirements of Section 1.03(e)(i) with respect to each incurrence of Canadian Swingline Loans."

     (xxviii)   Section 10 of the Credit Agreement is hereby amended by
inserting, in the appropriate place in the alphabetical order, the following new definitions, or, if such definition already exists, by amending and restating such existing definition in its entirety as follows:

                "Aggregate Revolving Credit Exposure" shall mean, at any time, the sum of (I) the aggregate principal amount of all Revolving Loans and Canadian Term Loans then outstanding (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Canadian Loan then outstanding) plus (II) the aggregate principal amount of all Swingline Loans and Competitive Bid Loans then outstanding plus (III) the aggregate amount of all Letter of Credit Outstandings at such time plus (IV) the Dollar Equivalent of the principal amount of all Canadian Swingline Loans then outstanding."

                "Borrowing" shall mean and include (i) the incurrence of Swingline Loans from Fleet on a given date, (ii) the incurrence of one Type of Dollar Revolving Loan by Workflow from all of the Lenders on a pro rata
                                                                       --------
     basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided, that Base Rate Loans that are Dollar Revolving Loans incurred pursuant to
     Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans that are Dollar Revolving Loans, (iii) the incurrence of one Type of Canadian Revolving Loan by DBF from all of the Canadian Lenders on a pro rata basis on a given date, having in the case of Bankers'
          --------
     Acceptance Loans, underlying Bankers' Acceptances with the same maturities,
     (iv) a Competitive Bid Borrowing, (v) the incurrence of one Type of Dollar Term Loan by Workflow from all of the Dollar Term Lenders on a pro rata
                                                                    --- ----
     basis on the Effective Date (or resulting from conversion on a given date), having in the case of Eurodollar Loans the same Interest Period, provided, that Base Rate Loans that are Term Loans incurred pursuant to Section 1.11(b) shall be construed part of any related Borrowing of Eurodollar Loans that are Term Loans, (vi) the incurrence of one Type of Canadian Term Loan by DBF from all of the Canadian Lenders on a pro rata basis on the
                                                       --- ----
     Canadian Term Out Date (or resulting from conversion on a given date), having in the case of Bankers' Acceptance Loans the same maturity date, and
     (v) the incurrence of Canadian Swingline Loans from the Canadian Co-Agent on a given date."

                "Canadian Loans" shall mean the Canadian Revolving Loans, the Canadian Term Loans and the Canadian Swingline Loans."

                "Canadian Prime Rate Loans" shall mean (i) each Canadian Swingline Loan, (ii) each Canadian Revolving Loan designated or deemed designated as such by DBF at the time of the incurrence thereof or conversion thereto and (iii) Canadian Term Loans designated or deemed designated as such by DBF at the time of the incurrence thereof or conversion thereto."

                "Canadian Swingline Loan" shall have the meaning provided in
     Section 1.01(e)."

                "Canadian Swingline Note" shall have the meaning provided in
     Section 1.06(a)."

                "Loan" shall mean each Revolving Loan, each Swingline Loan, each Canadian Swingline Loan, each Competitive Bid Loan and each Term Loan."

                "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c)(C) or Section 1.01(e)(C), as the context requires."

                "Maximum Canadian Swingline Amount" shall mean the Canadian Dollar Equivalent of $1,000,000. The Maximum Canadian Swingline Amount is a sub-limit of the Total Canadian Sub-Commitment and not an additional commitment."

                "Minimum Borrowing Amount" shall mean (i) for Revolving Loans or Term Loans that are maintained as Base Rate Loans, $500,000; (ii) for Revolving Loans or Term Loans that are maintained as Eurodollar Loans, $2,500,000; (iii) for Swingline Loans, $250,000; (iv) for Canadian Swingline Loans, Cdn $250,000; (v) for Loans that are maintained as Canadian Prime Rate Loans, Cdn $250,000; (v) in the case of Bankers' Acceptance Loans, the amount specified in Annex III; and (vi) in the case of Competitive Bid Loans, $5,000,000."

                "Revolving Credit Exposure" shall mean, for any Lender at any time, the sum of (i) the aggregate principal amount of all Revolving Loans or Canadian Term Loans made by such Lender (and its Affiliates, if any, acting as a Canadian Lender, and, for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Canadian Loans then outstanding from such Lender or any Affiliate thereof acting as a Canadian Lender) plus (ii) the product of (A) such Lender's Dollar Percentage and (B) the sum of (x) the aggregate amount of all Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding plus (iii) the product of (A) such Lender's Canadian Percentage and (B) the Dollar Equivalent of the aggregate principal amount of all Canadian Swingline Loans then outstanding."

                "Total Canadian Sub-Commitment" shall mean, at any time, but otherwise subject to the provisions of Section 1.16, the sum of the Canadian Sub-Commitments of all Canadian Lenders at such time; provided, that in no event shall the Total Canadian Sub-Commitment exceed at any time the least of (x) $50,000,000, (y) the sum of the Canadian Sub-Commitments of the various Canadian Lenders, as then in effect (after giving effect to any reductions to such Canadian Sub-Commitments from time to time pursuant to Sections 3.02, 3.03, 4.02(e) and/or 9), or (z) the Total Revolving Commitment at such time."

                "Utilized Revolving Commitment" with respect to any Lender, at any time, shall mean an amount equal to the sum of (I) the aggregate principal amount of all Revolving Loans, Canadian Term Loans, Swingline Loans and Canadian Swingline Loans made by such Lender (including any Affiliate of any such Lender acting as a Canadian Lender) and then outstanding (taking the Dollar Equivalent of the principal amount or Face Amount, as the case may be, in the case of Canadian Loans then outstanding) plus (II) such Lender's Dollar Percentage of the Letter of Credit Outstandings at such time plus (III) the product of (A) the aggregate principal amount of all Competitive Bid Loans made by such Lender and then outstanding and (B) such Lender's Dollar Percentage of the Total Revolving Commitment."

                "Utilized Total Revolving Commitment" shall mean, at any time, an amount equal to the sum of (I) the aggregate outstanding principal amount or Face Amount, as the case may be, of all Revolving Loans and Canadian Term Loans at such time (for this purpose, taking the Dollar Equivalent thereof in the case of Canadian Loans then outstanding) plus
     (II) the aggregate principal amount of all Swingline Loans and the Dollar Equivalent of all Canadian Swingline Loans then outstanding plus (III) the then aggregate amount of all Letter of Credit Outstandings plus (IV) the aggregate principal amount of all Competitive Bid Loans then outstanding."

     (xxix) Section 12.12(a) of the Credit Agreement is hereby amended by amending and restating clause (y) in the proviso of such Section as follows:

     "(y) without the consent of Fleet or the Canadian Co-Agent, as the case may be, amend or modify the obligation of Fleet to make Swingline Loans or the Canadian Co-Agent to make Canadian Swingline Loans, the terms of any Swingline or Canadian Swingline Loans or the obligations of the Lenders to fund Mandatory Borrowings, or"

     (S)3.      Affirmation and Acknowledgment.  Each Borrower hereby ratifies
                ------------------------------
and confirms all of its Obligations to the Lenders, the Collateral Agent, the Canadian Co-Agent and the Agent, including, without limitation, the Loans and the Letter of Credit Outstandings, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans made to it and all other amounts due under the Credit Agreement as amended hereby. Each Borrower hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by each Borrower as security for the Obligations.

     (S)4.      Representations and Warranties.  Each Borrower hereby
                ------------------------------
represents and warrants to the Lenders, the Collateral Agent, the Canadian Co-Agent and the Agent as follows:

     (a) The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby are within the corporate authority of such Borrower, have been duly authorized by all necessary corporate proceedings on behalf of such Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which such Borrower is subject or any of such Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon such Borrower.

     (b) Each of this Amendment and the Credit Agreement as amended hereby constitutes legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

     (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by each Borrower of this Amendment or the Credit Agreement as amended hereby.

     (d) The representations and warranties contained in (S)6 of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Credit Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

     (e) Each Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, before and after giving effect to the provisions hereof, there exists no Event of Default or Default.

     (S)5.      Conditions to Effectiveness.  This Amendment shall become
                ---------------------------
effective upon the satisfaction of the following conditions precedent:

                (a) This Amendment and, if so requested by the Canadian Co-Agent, a Canadian Swingline Note, shall have been duly executed and delivered by the respective parties hereto and thereto and each of such Loan Documents shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

                (b) Receipt by the Agent of financial statements and certificates required pursuant to the terms of Section 7.01(a) and (e) the Credit Agreement.

                (c) Leasehold mortgages on the Real Property constituting Released Collateral shall have been duly executed and delivered to the Agent by the respective parties thereto, and each of such leasehold mortgages shall be in form and substance satisfactory to the Agent.

                (d) All proceedings in connection with the transactions contemplated by this Amendment and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Required Lenders and to the Agent. All corporate action necessary for the valid execution, delivery and performance by each Borrower of this Amendment and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof, in form and substance satisfactory to the Agent shall have been provided to the Agent upon its request therefor.

                (d) Payment to the Agent of fees and expenses of the Agent's special counsel in connection with the transactions contemplated by this Amendment; and

                (e) Workflow shall have paid the Amendment Fee to the Agent for the pro rata account of the Approving Lenders (as such terms are defined in
    --- ----
Section 6 below) in accordance with Section 6 hereof.

     (S)6.      Amendment Fee.  On the effective date of this Amendment Workflow
                -------------
shall pay to the Agent for the pro rata account of the "Approving Lenders" (as
                               --- ----
defined herein) an amendment fee (the "Amendment Fee") in the amount of 10 basis
                                       -------------
points multiplied by the sum of (a) such Approving Lenders' Revolving Commitment plus (b) such Approving Lenders' Dollar Term Loan Commitment (before giving
----
effect to any reduction in Total Revolving Commitment referred to herein). The "Approving Lenders" shall be all of the Lenders who have executed and delivered this Amendment to the Agent on or before 5:00 p.m. (Boston time) on Thursday, July

26, 2001, provided that no Lender shall be an "Approving Lender" unless this
          --------
Amendment becomes effective.

     (S)7.      No Implied Waivers.  Nothing contained in the foregoing
                ------------------
consents, waivers or amendments shall be construed to imply a willingness on the part of the Agent and the Banks to grant any similar or other future consents, waivers or amendments. The consents, waivers and amendments contained in this Amendment are limited strictly to their terms, shall apply only to the specific matters and events described herein, shall not extend to or affect any of the Credit Parties' other obligations contained in the Credit Agreement or any other Credit Document. Nothing contained herein shall be deemed to be a waiver of, or shall in any way impair or prejudice, any rights of the Agent or the Lenders under the Credit Agreement or any other Credit Document.


     (S)8.      Miscellaneous Provisions.
                ------------------------

     (a) Except as expressly amended hereby, all of the terms, conditions and provisions of the Credit Agreement and all documents, instruments and agreements related thereto shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

     (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

     (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     (d) Each Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including legal fees).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


                              WORKFLOW MANAGEMENT, INC.

                              By_______________________________
                                    Name:
                                    Title:


                              DATA BUSINESS FORMS LIMITED



                              By_______________________________
                                    Name:
                                    Title:

                              FLEET NATIONAL BANK
                              Individually and as Agent


                              By_______________________________
                                    Name:
                                    Title:

                              BANK ONE, N.A.



                              By_______________________________
                                    Name:
                                    Title:

                              COMERICA BANK


                              By_______________________________
                                    Name:
                                    Title:

                              BANK OF AMERICA


                              By_______________________________
                                    Name:
                                    Title:

                              UNION BANK OF CALIFORNIA, N.A.


                              By: NOT A PARTY TO THIS AGREEMENT
                                  -----------------------------
                                    Name:
                                    Title:

                              NATIONAL CITY BANK


                              By_______________________________
                                    Name:
                                    Title:

                              LASALLE BANK NATIONAL
                              ASSOCIATION


                              By_______________________________
                                    Name:
                                    Title:

                              CHEVY CHASE BANK, F.S.B.


                              By_______________________________
                                    Name:
                                    Title:

                              TORONTO-DOMINION BANK


                              By_______________________________
                                    Name:
                                    Title:

                              NATIONAL BANK OF CANADA


                              By_______________________________
                                    Name:
                                    Title:

                              BANK OF MONTREAL


                              By: NOT A PARTY TO THIS AGREEMENT
                                  -----------------------------
                                    Name:
                                    Title: